Exhibit 23.1
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-117775, 333-116822, 333-130051, 333-14959, 333-14959-02, 333-14959-03, 333-19719, 333-19719-01, 333-19719-02, 333-22437, 333-37567, 333-37567-03, 333-42807, 333-52962, 333-52962-01, 333-68500, 333-68500-02, 333-68500-03, 333-68500-04, 333-116771, 333-116771-03, 333-116773, 333-116773-01, 333-116775, 333-116775-02, 333-117785, 333-117785-01, 333-117785-02, 333-117785-03, 333-117785-04, 333-117785-05, 333-126750, 333-126750-03,
333-126750-04, 333-126750-05, 333-126750-06 and 333-126750-07) and in the Registration Statements on Form S-8 (Nos. 33-49911, 33-54547, 333-22451, 333-31634, 333-31666, 333-47350, 333-64476, 333-73119, 333-92217, 333-112967 and 333-125827) of JPMorgan Chase & Co. or affiliates of our report dated February 21, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 1, 2007

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